UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
July 28, 2006

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in charter)

Delaware	1-7832	75-1729843
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or		Identification No.)
organization)
100 Pier 1 Place
Fort Worth, Texas 76102
(Address of principal executive offices
and zip code)
(817) 252-8000
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Amendment to Credit Agreement

Item 1.01 Entry into a Material Definitive Agreement
          Effective as of July 28, 2006, Pier 1 Imports, Inc., through its subsidiaries, Pier 1 Imports (U.S.), Inc. and Pier 1 Kids, Inc. entered into the First Amendment to Credit Agreement by and among Pier 1 Imports (U.S.), Inc., Pier 1 Kids, Inc., Bank of America, N.A., the facility guarantors party thereto and the lenders party thereto (the “Amendment”). The Amendment amends the Credit Agreement dated November 22, 2005 to add eligible accounts receivable due to the Borrowers arising from the use of the Borrowers’ private label credit card to the credit facility’s borrowing base. Specifically, the Amendment amends and restates the definition of “Borrowing Base,” amends the definition of “Permitted Dispositions” and adds the following defined terms: “Appraised Value,” “Eligible Private Label Receivables,” “Private Label Credit Card Advance Rate,” “Private Label Receivables” and “Private Label Receivables Sale”. Additionally, subsection 5.08(d) regarding appraisal of Private Label Receivables was added and Sections 6.15 and 7.01(s) were deleted in their entirety.
          A copy of the Amendment is included as Exhibit 10.1 to this Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	First Amendment to Credit Agreement, dated as of July 28, 2006, by and among Pier 1 Imports (U.S.), Inc., Pier 1 Kids, Inc., Bank of America, N.A., the facility guarantors party thereto and the lenders party thereto.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.
Date: August 3, 2006	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President and
General Counsel